Exhibit 99.1

CONTACT:
Stapleton Communications
Alexis Pascal/Deborah Stapleton
Tel: 650-470-0200
alexis@stapleton.com/deb@stapleton.com

             PERICOM SEMICONDUCTOR REPORTS Q2 2007 FINANCIAL RESULTS

San Jose, Calif. - Jan. 31, 2007 - Pericom Semiconductor Corporation (NASDAQ:
PSEM), a worldwide preferred supplier of PCI Express technology used for switching, timing, connecting and signal integrity, today announced results for its second quarter of fiscal 2007, ended Dec. 30, 2006.

Net revenues in the second quarter were $30.8 million, flat from the $30.8 million reported in the first quarter and up 17.4 percent from the $26.3 million reported in the comparable period last year. Net income in the quarter was $2.3 million, or $0.08 per diluted share, compared with net income of $1.6 million, or $0.06 per diluted share in the first quarter and net income of $1.4 million, or $0.05 per diluted share, in the same period a year ago. Net revenues for the six-month period ending Dec. 30, 2006 were $61.7 million, up 26.5 percent from the $48.7 million, in the prior year comparable period. Net income for the six-month period ending Dec. 30, 2006 was $3.9 million, or $0.15 per diluted share, compared with net income of $2.0 million, or $0.08 per diluted share, in the same period a year ago.

"We are very pleased to have reported a strong sequential increase in both operating and net profit this quarter," said Alex Hui, president and chief executive officer. "Pericom achieved organic revenue growth of 17.4 percent in comparison with the same quarter of last year, through the increasing adoption of our high-speed serial connectivity solutions for USB, Gigabit Ethernet, wireless LAN, HDMI and PCI-Express applications. We expect to sustain this growth momentum in calendar 2007 by targeting the fast growing server, notebook, digital video and mobile terminals markets with our high-speed serial connectivity solutions," he said.

NEWS RELEASE, January 31, 2007

  Q2 NEW PRODUCTS

Pericom expanded its PCI Express offerings with PI7C9X130 PCIe to PCI-X Bridge, the industry's only PCIe 1.1 compliant bridge to receive PCISIG certification to date. Target applications include servers, HBA and NIC cards, networking, embedded and storage applications.

The company launched eight new HDMI switches to further expand its solution for HDMI connectivity in digital video applications. These HDMI 1.3 compliant products support multiple HDMI inputs in digital video displays with 12 bit deep color capability. Target applications include digital TVs, LCD monitors, set-top boxes, game consoles, switch box and notebook PCs.

The company released two new VCXO devices with PLL clock multipliers that support high frequency applications in digital set-top box, home media center and digital TVs, further enhancing Pericom's product positioning in digital video platforms.

Pericom also released three new clock buffers that offer critical reference clock distribution solution in the high growth Gigabit Ethernet switching applications.

FISCAL Q3 2007 OUTLOOK

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

     o The company continues to be in a high turns environment and therefore revenue visibility remains limited. Depending upon the strength of turns orders, revenues in the third fiscal quarter are expected to be in the range of $29.5 million to $31.0 million. Gross margins are expected to be in the 35 to 36 percent range. Margins are influenced by the product mix of turns business and sales, if any, of previously written down inventory.
     o Operating expenses are expected to be in the range of $9.3 to $9.8 million.
     o Other income is expected to be approximately $1.1 million, consisting primarily of interest income.
     o Equity in net income (loss) of investees is expected to be approximately $100,000.

            3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE, January 31, 2007

Pericom will adhere to Regulation Fair Disclosure. The company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls.


CONFERENCE CALL

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time. To listen to the call, dial (210) 234-0000. The passcode is Pericom.

A taped replay of the conference call will be made available for one week. To listen to the replay, dial (203) 369-0175. The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com/investor. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) offers customers worldwide the industry's most complete silicon and quartz-based solutions for the Computing, Communications and Consumer market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, Calif., with design centers and sales offices located globally. http://www.pericom.com

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions `Fiscal Q3 2007 Outlook' and statements regarding sustaining our growth momentum. The Company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, difficulties in integrating eCERA with our business, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 1, 2006, our quarterly report on Form 10-Q for the quarter ended September 30, 2006 and, in particular, the risk factors sections of those filings.

- See Attached Tables -

            3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE, January 31, 2007

--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)

                                                                  THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                     ---------------------------------------------   -----------------------------
                                                     December 30,    September 30,   December 31,    December 30,    December 31,
                                                         2006            2006            2005            2006            2005
                                                     -------------   -------------   -------------   -------------   -------------
Net revenues                                         $      30,842   $      30,826   $      26,270   $      61,668   $      48,743

Cost of revenues                                            20,176          20,394          16,958          40,570          31,925
                                                     -------------   -------------   -------------   -------------   -------------

             Gross profit                                   10,666          10,432           9,312          21,098          16,818
Operating expenses:
        Research and development                             4,040           3,942           3,640           7,982           7,393
        Selling, general and administrative                  4,919           5,795           4,993          10,714           9,175
        Restructuring charge                                     0               0               0               0              55
                                                     -------------   -------------   -------------   -------------   -------------

              Total                                          8,959           9,737           8,633          18,696          16,623
Income from operations                                       1,707             695             679           2,402             195
Other income, net                                            1,151           1,280             912           2,431           1,810
Write-down of noncurrent investments                             0              (1)            (33)             (1)            (33)
                                                     -------------   -------------   -------------   -------------   -------------

Income  before income taxes                                  2,858           1,974           1,558           4,832           1,972
Income tax provision                                           691             620             467           1,311             604
Minority interest in (income) loss of
 consolidated subsidiaries                                     (21)             (9)             38             (30)             61
Equity in net income of unconsolidated
 affiliates                                                    110             280             283             390             608
                                                     -------------   -------------   -------------   -------------   -------------

Net income                                           $       2,256   $       1,625   $       1,412   $       3,881   $       2,037
                                                     =============   =============   =============   =============   =============

Basic income per share                               $        0.09   $        0.06   $        0.05   $        0.15   $        0.08
                                                     =============   =============   =============   =============   =============

Diluted income per share                             $        0.08   $        0.06   $        0.05   $        0.15   $        0.08
                                                     =============   =============   =============   =============   =============

Shares used in computing basic income per share             26,113          26,131          26,253          26,122          26,302
                                                     =============   =============   =============   =============   =============

Shares used in computing diluted income per share           26,783          26,692          26,972          26,737          27,057
                                                     =============   =============   =============   =============   =============

                                    - MORE -

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3545 North First Street              San Jose, CA 95134           (408) 435-0800

NEWS RELEASE, January 31, 2007

--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                      AS OF           AS OF
                                                                  DEC 30, 2006     JUL 1, 2006
                                                                  -------------   -------------
                                                                   (unaudited)         (1)
                             ASSETS

CURRENT ASSETS:

               Cash & cash equivalents                            $      13,694   $      12,577
               Restricted cash                                              613             950
               Short-term investments                                    68,767          52,761
               Accounts receivable                                       22,189          23,306
               Inventories                                               14,625          16,742
               Prepaid expenses and other current assets                    735             508
               Deferred income taxes                                      3,866           4,709
                                                                  -------------   -------------
                            Total current assets                        124,489         111,553

Property and equipment, net                                              24,177          24,376
Investment in unconsolidated subsidiaries                                 9,458           9,056
Deferred income taxes-non current                                         5,103           5,043
Long term marketable securities                                          44,090          56,297
Intangibles and other assets                                              7,309           7,361
                                                                  -------------   -------------

                            Total assets                          $     214,626   $     213,686
                                                                  =============   =============

              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

               Accounts payable                                   $      10,318   $      10,435
               Accrued liabilities                                        7,540           7,243
               Current portion of long-term debt                          2,592           5,756
                                                                  -------------   -------------
                            Total current liabilities                    20,450          23,434

Long-term debt                                                            2,166           3,482
Deferred income taxes-non current                                         1,288           1,288
Other long term liabilities                                                 281             402
                                                                  -------------   -------------
                            Total liabilities                            24,185          28,606

Minority interest in consolidated subsidiary                              1,000             969
                                                                  -------------   -------------
                            Total minority interest                       1,000             969

SHAREHOLDERS' EQUITY:
               Common stock                                             139,315         138,483
               Retained earnings and other                               50,126          45,628
                                                                  -------------   -------------
                            Total shareholders' equity                  189,441         184,111
                                                                  -------------   -------------

                            Total liabilities and shareholders'
                              equity                              $     214,626   $     213,686
                                                                  =============   =============

(1) The information in this column was derived from the Company's audited consolidated financial statements for the year ended July 1, 2006.

                                     - END -

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3545 North First Street              San Jose, CA 95134           (408) 435-0800